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                                   EXHIBIT 21
                                  SUBSIDIARIES



NAME OF CORPORATION                                    STATE OF INCORPORATION
-------------------                                    ----------------------

Advocat Ancillary Services, Inc.                            Tennessee

Advocat Distribution Services, Inc.                         Tennessee

Advocat Finance, Inc.                                       Delaware

Diversicare Assisted Living Services, Inc.                  Tennessee

Diversicare Assisted Living Services NC, LLC                Tennessee

Diversicare Assisted Living Services NC I, LLC              Delaware

Diversicare Assisted Living Services NC II, LLC             Delaware

Diversicare Canada Management Services Co., Inc.            Ontario, Canada

Diversicare General Partner, Inc.                           Texas

Diversicare Leasing Corp.                                   Tennessee

Diversicare Leasing Corp. of Alabama                        Alabama

Diversicare Management Services Co.                         Tennessee

First American Health Care, Inc.                            Alabama

Sterling Health Care Management, Inc.                       Kentucky



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